Exhibit 8.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

April 23, 2018

Orthofix International N.V.

7 Abraham de Veerstraat

Curaçao

Ladies and Gentlemen:

We have acted as counsel to Orthofix International N.V., a Curaçao limited liability company, (“Orthofix”) in connection with its registration statement on Form S-4 filed on April 23, 2018 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) relating to its domestication as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and the corporate law of Curaçao as laid down in Book 2 of the Curaçao Civil Code (the “Domestication”). Through the Domestication, Orthofix will change is jurisdiction of incorporation from Curaçao to Delaware by deregistering as a limited liability company with the Curaçao Trade Commission and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. For purposes of this letter, references to “Orthofix” shall mean Orthofix International N.V. as it currently exists under Curaçao law and will continue as Orthofix International Inc. under Delaware law from and after the Domestication. The term “Orthofix Curaçao” is used to refer to Orthofix prior to the Domestication and the term “Orthofix Delaware” is used to refer to Orthofix from and after the Domestication.

Bases for Opinion

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s professional judgment with respect to the merits of such issue, if

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April 23, 2018

such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. We undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

In rendering the following opinion, we have examined such statutes, regulations, records, agreements, certificates, opinions and other documents as we have considered necessary or appropriate as a basis for the opinion, including, but not limited to, the following:

(1)	the Registration Statement;

(2)	representations and covenants set forth in a letter to us, dated as of the date hereof, together with all exhibits and attachments thereto (collectively, the “Management Representation Letter”); and

(3)	such other documents as we deemed necessary or appropriate (those documents referred to in clauses (1) through (3), the “Reviewed Documents”).

For purposes of rendering our opinion, although we have knowledge as to certain of the facts set forth in the above-referenced documents, we have not made an independent investigation or audit of the facts set forth in the Reviewed Documents. We consequently have relied, without independent investigation, upon the representations and statements as to factual matters that are set forth or described in the Reviewed Documents and the assumptions in the Management Representation Letter. We have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects.

In this regard, we have assumed (and will rely upon) the following:

(1)	that (A) all of the assumptions, representations and statements set forth in the Reviewed Documents are true, correct, and complete as of the date hereof, (B) any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is true, correct and complete as of the date hereof, and that such representation or statement will continue to be true, correct and complete, without such qualification, (C) each of the Reviewed Documents that constitutes an agreement, or each agreement described in a Reviewed Document, is valid and binding in accordance with its terms, and (D) each of the obligations imposed by or described in the Reviewed Documents has been and will continue to be performed or satisfied in accordance with its terms;

(2)	the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

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(3)	that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us; and

(4)	Orthofix will comply with its representations and covenants contained in the Management Representation Letter.

Any material variation or difference in the facts from those set forth in the Reviewed Documents and upon which we have relied may adversely affect the conclusion stated herein.

Opinion

Based upon, subject to, and limited by the assumptions and qualifications set forth herein (including those set forth below), the discussion contained in the Registration Statement under the heading “Consequences of the Domestication—F Reorganization,” insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, represents, subject to the assumptions, limitations and conditions set forth therein, our opinion as to the material U.S. federal income tax consequences of the Domestication to the beneficial owners of Orthofix Curaçao shares and the material U.S. federal income tax consequences to them of owning and disposing of Orthofix Delaware shares.

* * * * *

This opinion does not address any federal, state, local or foreign tax issues other than the specific opinion set forth above.

We assume no obligation by reason of this opinion or otherwise to advise you of any changes in our opinion subsequent to the date hereof. Except as provided in the next paragraph, this opinion may not be distributed, quoted in whole or in part or otherwise reproduced in any document, filed with any governmental agency without our express written consent, except that it may be provided to the Internal Revenue Service, or relied on by any other person for any other purpose without our prior written consent.

Orthofix International N.V.

April 23, 2018

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and the reference to Hogan Lovells US LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP